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                                                                   EXHIBIT 23.01



                        CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in the Registration Statement (Form S-8. No 333- ) pertaining to the CyberCash, Inc. 1995 Stock Option Plan, as Amended, of our report dated March 13, 1998, except for Note 13, as to which date is March 16, 1998, with respect to the consolidated financial statements of CyberCash, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


                                                 /s/   Ernst & Young LLP


Vienna, Virginia
February 3, 1999